Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated April 27, 2016 relating to the consolidated financial statements of Alcatel Lucent and subsidiaries (the “Group”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a restatement of the financial statements as of and for the years ended December 31, 2014 and December 31, 2013) and the effectiveness of the Group’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses), appearing in the Annual Report on Form 20-F of Alcatel Lucent for the year ended December 31, 2015 into:

i.	Form S-8 Registration Statement (File No. 333-13410), filed with the SEC on April 27, 2001;

ii.	Form S-8 Registration Statement (File No. 333-108755), filed with the SEC on September 12, 2003;

iii.	Form S-8 Registration Statement (File No. 333-119746), filed with the SEC on October 14, 2004;

iv.	Form S-8 Registration Statement (File No. 333-129288), filed with the SEC on October 28, 2005;

v.	Form S-8 Registration Statement (File No. 333-139009), filed with the SEC on November 29, 2006;

vi.	Form S-8 Registration Statement (File No. 333-143972), filed with the SEC on June 22, 2007;

vii.	Form S-8 Registration Statement (File No. 333-151348), filed with the SEC on June 2, 2008;

viii.	Form S-8 Registration Statement (File No. 333-160149), filed with the SEC on June 22, 2009;

ix.	Form S-8 Registration Statement (File No. 333-160148), filed with the SEC on June 22, 2009;

x.	Form S-8 Registration Statement (File No. 333-172901), filed with the SEC on March 17, 2011;

xi.	Form S-8 Registration Statement (File No. 333-176118), filed with the SEC on August 5, 2011;

xii.	Form S-8 Registration Statement (File No. 333-178696), filed with the SEC on December 22, 2011;

xiii.	Form S-8 Registration Statement (File No. 333-183016), filed with the SEC on August 2, 2012;

xiv.	Form S-8 Registration Statement (File No. 333-187560), filed with the SEC on March 27, 2013;

xv.	Form S-8 Registration Statement (File No. 333-193089), filed with the SEC on December 26, 2013; and

xvi.	Form S-8 Registration Statement (File No. 333-201034), filed with the SEC on December 18, 2014.

xvii.	Form S-8 Registration Statement (File No. 333-208558), filed with the SEC on December 15, 2015.

/s/ Deloitte & Associés
Neuilly-sur-Seine, France
April 27, 2016